Exhibit 99.2

STRATEGIC STORAGE GROWTH TRUST, INC. / STRATEGIC STORAGE TRUST II, INC.

PROPOSED MERGER

STOCKHOLDER Q&A

October 1, 2018

1.	Who is Strategic Storage Trust II, Inc. (“SST II”)?

SST II is a public, non-traded real estate investment trust (“REIT”) formed as a Maryland corporation on January 8, 2013, to own, operate, manage, acquire, develop and redevelop stabilized self storage facilities. As of June 30, 2018, SST II owned 83 self storage facilities located in 14 states (Alabama, California, Colorado, Florida, Illinois, Indiana, Maryland, Michigan, New Jersey, Nevada, North Carolina, Ohio, South Carolina and Washington) and Canada (the Greater Toronto Area), comprising approximately 51,300 self storage units and approximately 6.0 million net rentable square feet of storage space. SST II is externally managed by Strategic Storage Advisor II, LLC, an affiliate of SSGT’s external advisor. SST II has elected to qualify as a REIT for federal income tax purposes. SST II’s common stock is not traded on any national securities exchange.

2.	What effects will the merger have on Strategic Storage Growth Trust, Inc. (“SSGT”)?

As a result of the merger of SSGT with and into a subsidiary of SST II (the “Merger”), SSGT will cease to be a public reporting company and will be indirectly wholly owned by SST II. Following the Merger, SSGT’s Class A Common Stock and Class T Common Stock (together, the “Common Stock”) will be deregistered under the Securities Exchange Act of 1934, as amended, and SSGT will no longer be required to file periodic reports with the Securities and Exchange Commission (the “SEC”).

3.	What will happen to your shares of SSGT common stock?

Upon the closing of the Merger, each share of Common Stock will be automatically converted into the right to receive an amount of cash equal to $12.00, without interest and less any applicable withholding taxes. The conversion will happen automatically upon completion of the Merger.

4.	Why are you doing this transaction now?

The Merger will provide SSGT’s stockholders full cycle liquidity in an all-cash transaction at a value SSGT board of directors believes is compelling. The $12.00 per share price represents a premium over the most recently announced net asset value of SSGT.

5.	Now that an agreement has been signed, what happens next?

Over the next 45 days and ending at 11:59 p.m. New York City time on November 15, 2018 (the “Go Shop Period”), SSGT will actively solicit alternative proposals from third parties; however, there can be no assurance that such solicitation will result in a superior proposal. Furthermore, the transaction requires the approval of SSGT’s stockholders, which requires the filing of a proxy statement with the SEC and, potentially, responding to SEC comments, as well as holding an SSGT stockholders meeting. SSGT is working to prepare a proxy statement relating to the SSGT stockholders meeting, which will be filed following the Go Shop Period. Due to the uncertainties relating to the Go Shop Period and the SEC review process, the exact timing of the SSGT stockholders meeting is not known. However, we expect the SSGT stockholders meeting to occur in the first quarter of 2019 and, if approved by the stockholders, we expect the Merger to close shortly thereafter.

6.	What is the required SSGT stockholder vote?

At least a majority of the outstanding shares of Common Stock entitled to vote at the SSGT stockholder meeting must approve the Merger in order for the Merger to take place.

7.	How long will this transaction take? When will I get the consideration I will receive in the Merger?

Due to the uncertainties relating to the Go Shop Period and the SEC review process, the exact timing of the SSGT stockholders meeting is not known. However, we expect the SSGT stockholders meeting to occur in the first quarter of 2019 and, if approved by the stockholders, we expect the Merger to close shortly thereafter. You will receive your cash shortly after the Merger closes.

8.	Will SSGT continue to pay its dividend until the closing of the Merger?

SSGT expects to continue to pay dividends to the holders of its Common Stock until the closing of the Merger. Any such dividends declared with a record date prior to the closing of the Merger but unpaid at the time of the Merger will be payable by SSGT to the transfer agent and then disbursed after the Merger.

9.	How much are the shares in SSGT worth?

SSGT’s Common Stock is currently not listed on a national securities exchange and, as such, is not publicly traded and does not have an established market value. The proxy statement will include an opinion of the financial advisor to SSGT regarding the fairness of the Merger consideration. You should review the proxy statement carefully when it becomes available.

10.	I don’t want cash. Can I get shares of common stock of SST II?

No. SSGT stockholders do not have a right to make an election to receive shares of common stock of SST II.

11.	Will I have to pay taxes on the Merger consideration I receive?

For U.S. holders, the receipt of cash in exchange for shares of Common Stock pursuant to the Merger will generally be a taxable transaction for U.S. federal income tax purposes. If you are a non-U.S. holder, the Merger will generally not be a taxable transaction to you for U.S. federal income tax purposes unless you have certain connections to the United States. You should consult your own tax advisors regarding the particular tax consequences to you of the exchange of shares of Common Stock for cash, pursuant to the Merger in light of your particular circumstances (including the application and effect of any state, local or foreign income and other tax laws).

Additional Information and Where to Find It

In connection with the Merger, SSGT will file with the SEC and mail or otherwise provide to its stockholders a proxy statement and other relevant materials, and hold a meeting of its stockholders to seek the requisite stockholder approval. BEFORE MAKING ANY VOTING DECISION, SSGT’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. Security holders may obtain a free copy of the proxy statement and other documents that SSGT files with the SEC (when available) from the SEC’s website at www.sec.gov and SSGT’s website at www. strategicreit.com. In addition, the proxy statement and other documents filed by SSGT with the SEC (when available) may be obtained from SSGT free of charge by directing a request to the following address: Strategic Storage Growth Trust, Inc., Attention: James L. Berg, 10 Terrace Road, Ladera Ranch, California 92694, or by calling (877) 327-3485.

Participants in the Proxy Solicitation

SSGT and its directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from SSGT’s stockholders with respect to the Merger. Security holders can obtain information regarding the names, affiliations and interests of such individuals in SSGT’s proxy statement filed with the SEC on April 11, 2018. Additional information regarding the interests of such individuals in the Merger will be included in the proxy statement relating to the Merger when it is filed with the SEC.

Forward-Looking Statements

Statements about the expected timing, completion and effects of the Merger and the other transactions contemplated by the merger agreement and all other statements in this Q&A, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements.

All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. SSGT may not be able to complete the Merger on the terms described in this Q&A or other acceptable terms or at all because of a number of factors, including without limitation, the following: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the failure to obtain the SSGT stockholder approval or the failure to satisfy the other closing conditions to the merger; (iii) risks related to disruption of management’s attention from SSGT’s ongoing business operations due to the transaction; and (iv) the effect of the announcement of the merger on the ability of the parties to retain and hire key personnel, maintain relationships with their customers and suppliers, and maintain their operating results and business generally.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent SSGT’s views as of the date on which such statements were made. SSGT anticipates that subsequent events and developments may cause its views to change. These forward-looking statements should not be relied upon as representing SSGT’s views as of any date subsequent to the date hereof. Additional factors that may affect the business or financial results of SSGT are described in the risk factors included in SSGT’s filings with the SEC, including SSGT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference. SSGT expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.